                           SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): September 16, 2005

                                       000-27763

                                (Commission file number)

                                 SITESTAR CORPORATION

               (Exact name of registrant as specified in its charter)

                   NEVADA                             88-0397234

      (State or other jurisdiction of    (I.R.S. Employer Identification No.)

      incorporation or organization)

                                 7109 Timberlake Road

                                  Lynchburg, VA 24502

                 (Address of principal executive offices) (Zip Code)

                                    (434) 239-4272

               (Registrant's telephone number, including area code)

                                     NOT APPLICABLE

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Effective September 16, 2005, Registrant entered into a Definitive Agreement acquiring the dial-up internet related assets of Idacomm, Inc. an Idaho corporation.

The deal consists of the acquisition of the dial-up customers, select DSL and web hosting customers, the related internet assets and a non-compete agreement of the company.  The total purchase was $1,698,000 which represented the fair value of the assets acquired, net of deferred revenue.  The transaction also consisted of a non-

interest bearing promissory note of $1,698,000 payable over seven months with the first payment of $250,000 paid at Closing.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(c)  Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of and are included in this report pursuant to Item 601 of

Regulation  S-B.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 21, 2005

                                    SITESTAR CORPORATION

                                    By:  /s/ Frank Erhartic

                                         ------------------

                                    Name:  Frank Erhartic

                                    Title: President

                                  EXHIBIT  INDEX

Exhibit  No.               Description  of  Exhibit

-----------                ------------------------

10.1                Definitive Asset Purchase Agreement between Sitestar

                      Corporation and Idacomm Inc. dated September 16, 2005

  10.2                Secured Promissory Note dated September 16, 2005

  10.3                Security Agreement dated September 16, 2005